UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 30, 2023, Stadco, a wholly-owned subsidiary of TechPrecision Corporation (the “Company”), entered into a payment arrangement agreement (the “Payment Agreement”) with the Department of Water and Power of the City of Los Angeles (“LADWP”), in order to settle previously outstanding amounts for water, water service, electric energy and/or electric service in the aggregate amount of approximately $1,770,201 that are delinquent and unpaid. This liability amount was included in accounts payable on the Company’s balance sheet as of September 30, 2022. Under the Payment Agreement, Stadco agrees to make monthly installment payments on the unpaid balance beginning on December 15, 2022 in an aggregate amount of approximately $18,439 per month until the earlier of November 15, 2030 or the amount due is paid in full. Late payments under the Payment Agreement accrue a late payment charge equal to an 18% annual rate on the unpaid balance.

In addition, failure to pay any future water and power bills when due and payable will constitute a breach of the Payment Agreement. In the event of a breach of the Payment Agreement, LADWP may cause the delinquent balance to be immediately due and payable in full. Furthermore, a breach of the Payment Agreement would permit LADWP to avail itself of existing collection techniques, including interruption of service and the right to interest at a rate of 18% annually on the unpaid overdue balance, including attorney’s fees and court costs in connection with the enforcement of the Payment Agreement. The Payment Agreement allows Stadco to cure any default within 10 days of written notice of default. During such cure period, LADWP may not exercise the remedies described above.

Other than in respect of the Payment Agreement and the LADWP’s provision of utility services to Stadco, there is no material relationship between Stadco, the Company and any other affiliate of the Company, on the one hand, and LADWP, on the other hand. The description of the Payment Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Description
10.1#	Payment Agreement between Stadco and LADWP.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

# Certain portions of this Exhibit were redacted pursuant to Item 601(a)(6) of Regulation S-K and marked by means of brackets and asterisks (“[****]”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: February 3, 2023	By:	/s/ Thomas Sammons
	Name:	Thomas Sammons
	Title:	Chief Financial Officer